UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota (State or other jurisdiction of incorporation)	1-13471 (Commission File Number)	41-1656308 (IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota (Address of principal executive offices)	55445 (Zip Code)

Registrant’s telephone number, including area code (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, John Gonsior’s departure from Insignia Systems, Inc. (the “Company”) will become effective on May 27, 2016. In connection with Mr. Gonsior’s departure, on May 25, 2016 the Audit Committee of the Board of Directors of the Company appointed Mark Cherrey to serve in the additional positions of interim principal accounting officer and interim principal financial officer, effective May 27, 2016.

Mr. Cherrey, age 34, has served as Controller at the Company since July 2015. Previously, he served as Accounting Manager of the Company from 2012 through June 2015. Prior to joining the Company Mr. Cherrey worked at Ceridian Corporation as a Senior Sales Manager on the Client Process Improvement Team from 2011 to 2012. Mr. Cherrey maintains an active CPA license in the State of Minnesota and began his career with Grant Thornton, LLP, where he served in various roles from 2005 to 2011, most recently as a Manager in the Business Advisory Services Group.

The Company will evaluate over the next several months the skill set needed for its next chief financial officer and then conduct a search for the chief financial officer, which will include internal candidates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: May 26, 2016	By	/s/ Kristine A. Glancy
		Name:	Kristine A. Glancy
		Title:	Chief Executive Officer